UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 899-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Except for historical information contained in this current report and the exhibits hereto, the matters set forth in this current report and in the exhibits contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the registrant’s ability to complete the transaction described in this current report, including the risk that the registrant fails to satisfy any or all of the closing conditions, as well as other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2011 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 8.01 under the subheading “Note Exchange”, which is incorporated herein by reference.

Item 8.01. Other Events.

Note Exchange

On August 20, 2012, Harvest Natural Resources, Inc. (“HNR”) entered into exchange agreements with certain existing noteholders of its 8.25% senior convertible notes pursuant to which such noteholders agreed to exchange $4,651,000 principal amount of the notes for 829,951 shares of common stock, resulting in an effective exchange price of $5.60. The conversion price of the notes issued on February 17, 2010 was $5.71. In addition, in lieu of cash, HNR agreed to issue to the noteholders 41,215 shares of common stock at $9.31 per share in exchange for foregoing a one year interest make-whole of $383,707.50. After giving effect to the exchange, approximately $10,900,000 principal amount of the notes remain outstanding. The exchange is expected to close on August 23, 2012.

The common stock was offered to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. None of such common stock has been registered under the Securities Act, or under state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act and applicable state securities laws. This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The exchange agreement includes representations, warranties, and covenants customary for a transaction of this type.

Proposed Debt Offering

HNR also announced that it is considering offering, subject to market conditions, up to $75 million in new unsecured senior notes in the near future. There can be no assurance that the offering will be consummated. The use of proceeds from the potential debt offering would be used to fund HNR’s drilling program in Gabon and for general corporate purposes. This statement is being issued pursuant to Rule 135c of the Securities Act of 1933 (the “Securities Act”) and does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein in any state in which the offer, solicitation or sale is unlawful before registration or qualification under applicable securities laws. The securities intended to be offered will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

On August 20, 2012, HNR issued a press release announcing that it had entered into the exchange agreements and announcing the proposed debt offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: August 20, 2012	By:	/s/ Stephen C. Haynes
	Name:	Stephen C. Haynes
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 20, 2012.